EXHIBIT 10.6
                                                                    ------------



                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("AGREEMENT") dated as of June 26, 2004, is entered into by and among Deerfield & Company LLC, an Illinois limited liability company ("D&C"), Deerfield Capital Management LLC, a Delaware limited liability company and wholly owned subsidiary of D&C ("DEERFIELD"), and Gregory H. Sachs ("EMPLOYEE"), and shall become effective as of (and subject to) the consummation of the transactions (collectively, the "TRANSACTION") contemplated by the Purchase Agreement, dated as of the date hereof, by and among Triarc Companies, Inc., Sachs Capital Management LLC, Deerfield Partners Fund II LLC, Scott A. Roberts, Marvin Shrear, Employee and any other parties named therein (the "PURCHASE AGREEMENT") (the date of the consummation of the Transaction being referred to herein as the "EFFECTIVE DATE").

                               W I T N E S S E T H

         WHEREAS, Deerfield and D&C (together, the "DEERFIELD COMPANIES") desire to continue to employ Employee on and following the consummation of the Transaction and to have the benefit of Employee's services, and Employee similarly desires to continue to be employed by the Deerfield Companies, in each case pursuant to the terms and conditions hereof; and

         WHEREAS, the Deerfield Companies wish to assure that their respective "Confidential Information" (as defined herein), which Employee obtains as a result of Employee's status as Chairman of the Board of Directors and an employee of the Deerfield Companies, will remain confidential and that the Deerfield Companies' business interests will be protected.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other valuable consideration, the sufficiency of which is hereby acknowledged, IT IS AGREED AS FOLLOWS:

         1. EMPLOYMENT. Deerfield hereby continues to retain Employee as Chairman of the Board of Directors of Deerfield during the Term and employ Employee as Chief Executive Officer of Deerfield. In addition, during the Term, Employee shall continue to serve as Chairman of the Board of Directors of D&C (the "BOARD") and as Chief Executive Officer of D&C. Employee hereby agrees to continue such service during the Term and agrees to perform the duties and responsibilities hereunder in accordance with and subject to the terms and conditions hereinafter set forth.

                  (a) TERM. The term of Employee's service under this Agreement shall commence on the Effective Date and conclude on the day preceding the fifth anniversary of the Effective Date, unless sooner terminated according to Section 3 (the "TERM").

                  (b) DUTIES AND RESPONSIBILITIES. During the Term, Employee shall serve as Chairman and Chief Executive Officer of the Deerfield Companies, and shall devote such of his business time to the Deerfield

         Companies as shall be necessary to perform his duties hereunder. Employee shall be the senior most executive officer of the Deerfield Companies and shall have responsibility for the day-to-day oversight and management of the operations and activities of the Deerfield Companies and their consolidated subsidiaries, subject to the terms of the D&C LLC Agreement and the direction of the Board, and such other powers, duties and responsibilities commensurate with the position of Chairman and Chief Executive Officer of the Deerfield Companies as may from time to time be assigned by the Board. Employee shall maintain all regulatory licenses and registrations necessary for the performance of Employee's duties hereunder. Employee shall have direct reporting responsibility to the Board and shall be available during normal business hours and at such times as may otherwise be reasonably required. Employee shall not be required to report to any other person other than members of the Board in their capacity as Board members. Employee shall also serve without any additional compensation as an officer and/or director of any direct or indirect subsidiary of D&C or Deerfield, as the Board in its discretion may reasonably require. Employee shall not be obligated to provide these services at any location other than the location where Employee was employed immediately preceding the Effective Date or any office which is the headquarters of the Deerfield Companies and is within fifty (50) miles of the metropolitan Chicago, Illinois area.

                  (c) OUTSIDE ACTIVITIES. Except as expressly provided in this Agreement or the D&C LLC Agreement, during the Term, Employee shall not engage or otherwise be involved in any other business, trade or profession that creates a conflict with the interests of the Deerfield Companies or any controlled Affiliate of the Deerfield Companies, or that otherwise conflicts with Employee's ability to perform Employee's duties and responsibilities hereunder; PROVIDED that nothing shall preclude Employee from (i) serving on civic, professional, educational, philanthropic or charitable boards or committees or (ii) managing Employee's personal and family investments, in either case so long as such activities do not significantly interfere with the performance of Employee's duties and responsibilities hereunder.

         2.       COMPENSATION AND BENEFITS.

                  (a) BASE SALARY. During the Term, Employee shall receive a base salary of no less than $1,000,000 per year (the "BASE SALARY"), payable in accordance with the payroll practices of Deerfield as in effect from time to time.

                  (b)      BONUS.

                           (i) Employee's bonus with respect to the D&C 2004 fiscal year shall be determined in the sole discretion of the Board.

                           (ii) Commencing with D&C's 2005 fiscal year, Employee shall receive a bonus ("ANNUAL BONUS") in respect of each full D&C fiscal year of the Term equal to 8% of the first $8,000,000 of "EBITDA" (as defined below).

                           (iii) In addition, commencing with D&C's 2005 fiscal year, Employee shall receive an additional bonus ("ADDITIONAL BONUS") in respect of each full D&C fiscal year of the Term equal to 8% of EBITDA (as defined below) in excess of $8,000,000; PROVIDED, HOWEVER, that to the extent that Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), may be applicable, such Additional Bonus shall be subject to, and contingent upon, such shareholder approval as is necessary to cause the Additional Bonus to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (the "162(M) APPROVAL"). To the extent necessary for determining administration and procedures for providing such Additional Bonus, such Additional Bonus shall be provided in accordance with the administrative and procedural terms and conditions of the Triarc Companies, Inc. 1999 Executive Bonus Plan.

                           (iv) Employee's total bonus under Sections 2(b)(ii) and 2(b)(iii) for each fiscal year during the Term shall in no event be greater than $5,000,000.

                           (v) For purposes of this Agreement, "EBITDA" shall mean the aggregate consolidated net income of the Deerfield Companies and their subsidiaries for the applicable fiscal year of D&C (or portion thereof) determined in accordance with United States generally accepted accounting principles as in effect from time to time applied on a basis consistent with the past practice of D&C plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) the following items for D&C and its subsidiaries on a consolidated basis: (A) interest expense, (B) income taxes, (C) depreciation expense and (D) amortization expense.

                           (vi) Any such bonus described in this Section 2(b) shall be payable within seventy-five (75) days after the end of the fiscal year of D&C and its consolidated subsidiaries to which such bonus relates.

                  (c) BUSINESS EXPENSE REIMBURSEMENT. Upon submission to the Board of appropriate documentation and receipts, Employee shall be promptly reimbursed for Employee's reasonable and appropriate business expenses, including reasonable travel, lodging and entertainment expenses, within thirty (30) days of the date on which the expense was submitted.

                  (d) BENEFITS. Employee will be entitled to participate in the benefit plans, practices, policies and programs sponsored or maintained by Deerfield or D&C that are made available to other senior executives of Deerfield or D&C, as the case may be, including without limitation, medical, dental, life, long-term disability and retirement plans as may be in effect from time to time. The benefits to be provided to Employee pursuant to this Section 2(d) shall be at least comparable in the aggregate to those benefits provided to Employee set forth on EXHIBIT A attached hereto, subject to any changes to such benefits that are applicable to all other senior executives of Deerfield or D&C, as applicable.

                  (e) AUTOMOBILE. During the Term, Employee shall be entitled to the use of an automobile, at Deerfield's expense, reasonably acceptable to Employee or, in lieu of such an automobile, an automobile allowance of up to $900.00 per month. For the avoidance of doubt, the parties agree that the Lincoln Navigator leased by Deerfield for Employee at the time of the Effective Date satisfies Employee's entitlement pursuant to this Section 2(e).

                  (f)      OTHER TRANSPORTATION.

                           (i) Employee shall be entitled to use a private aircraft, including the "Aircraft" (as defined below) or any comparable aircraft when the Aircraft is unavailable (the "SUBSTITUTE AIRCRAFT"), for all worldwide travel that is primarily for a purpose related to Employee's duties under this Agreement ("BUSINESS TRAVEL"). During the Term, Employee or an Affiliate of Employee (or, in the case of a Substitute Aircraft, a third party) shall be entitled to reimbursement by Deerfield for (A) $4,000 per hour for actual flying time by Employee for Business Travel on the Falcon 900 aircraft owned or leased by an Affiliate of Employee (the "AIRCRAFT"), (B) out-of-pocket costs (excluding any such costs described in clause (C) or (D) below) in an amount of up to $4,000 per hour incurred for actual flying time by Employee for Business Travel on a Substitute Aircraft, subject to the receipt by the Board of appropriate documentation and receipts with respect to such costs and flying time, (C) the reasonable cost incurred by Employee or any Affiliate of Employee for any food consumed on board the Aircraft or a Substitute Aircraft, as the case may be, during Business Travel, subject to the receipt by the Board of appropriate documentation and receipts with respect to such costs and (D) the reasonable costs incurred by Employee or such Affiliate for any overnight meals and lodging for the crew members of the Aircraft or a Substitute Aircraft, as the case may be, incurred during Business Travel, subject to the receipt by the Board of appropriate documentation and receipts with respect to such meals and lodging.

                           (ii) In the event that Employee or an Affiliate of Employee, as applicable, purchases or leases a private aircraft that is comparable to, and intended to permanently replace, the Aircraft, Deerfield shall continue the reimbursement arrangement for the Aircraft described in clause (i) above with respect to such replacement aircraft. In the event that Employee or an Affiliate of Employee, as applicable, purchases or leases a private aircraft that is intended to permanently replace the Aircraft, but is not comparable to the Aircraft, Deerfield and Employee shall negotiate in good faith to determine the appropriate hourly reimbursement rate for actual flying time on such replacement aircraft, which rate shall consider the average of the hourly rates of the three nationally recognized private aircraft charter companies selected by Deerfield and Employee; PROVIDED, HOWEVER, that in no event shall such hourly reimbursement rate exceed $4,000.

                  (g) VACATION. During the Term, Employee shall be entitled to six (6) weeks per year of paid vacation.

                  (h) ASSISTANCE. During the Term, Employee will be entitled to substantially the same office and level of secretarial and administrative support that Employee received immediately prior to the Effective Date. In addition, during the Term, Employee shall be entitled to the services of a driver; PROVIDED that Employee shall reimburse Deerfield monthly in arrears for 50% of the cost of such driver's salary, bonus and benefits, which shall be provided by Deerfield.

                  (i) DEDUCTIONS. All salary and other payments and allowances outlined in this Agreement are subject to such withholding and deductions as may be required by law, as determined by Deerfield in its sole discretion.

         3.       TERMINATION.

                  (a) TERMINATION BY DEERFIELD WITHOUT CAUSE; TERMINATION BY EMPLOYEE FOR GOOD REASON.

                           (i) Employee's employment may be terminated by the Deerfield Companies at any time without Cause (other than by reason of Employee's death or Disability) following the delivery of a Notice of Termination to Employee. In addition, Employee's employment hereunder may be terminated by Employee for Good Reason following the delivery of a Notice of Termination to the Board as provided herein.

                           (ii) If Employee's employment is terminated by the Deerfield Companies without Cause (other than by reason of Employee's death or Disability) or by Employee for Good Reason, the Deerfield Companies shall pay Employee, in a lump sum in cash (A) within ten (10) days after the date of the Notice of Termination, any earned but unpaid Base Salary through the date of termination, (B) upon the later of (x) ten

         (10) days following the date of the Notice of Termination or (y) ten
         (10) days following the Board's receipt of the audited financials for the fiscal year preceding the fiscal year in which the termination occurs, any earned but unpaid bonus for any fiscal year preceding the fiscal year in which the termination occurs and (C) within ten (10) days after the date of the Notice of Termination, the lesser of (x) $3,000,000 and (y) the Base Salary Employee would have received had Employee remained employed with the Deerfield Companies from the date of termination until the fifth anniversary of the Effective Date (the "SEVERANCE BENEFIT"); PROVIDED, HOWEVER, that, solely in the event of a termination pursuant to Section 3(a)(iii)(D) below, the Severance Benefit shall be equal to the lesser of (x) $1,500,000 and (y) the Base Salary Employee would have received had Employee remained employed with the Deerfield Companies from the date of termination until the fifth anniversary of the Effective Date. In addition, the Deerfield Companies shall pay Employee a pro rata bonus within seventy-five (75) days after the last day of the month in which such termination occurs, in an amount equal to the lesser of (a) 8% of the actual EBITDA from the first day of the D&C fiscal year in which such termination occurs through the last day of the month in which such termination occurs and
         (b) the product of (I) multiplied by (II), where (I) equals $5,000,000 and (II) equals a fraction, the numerator of which is the number of days in the fiscal year through and including the date of such termination and the denominator of which is 365 (the "PRO RATA BONUS"). Except as set forth in this Section 3(a)(ii), following such termination Employee shall have no further rights to any compensation (including any Base Salary or bonus) under this Agreement. All benefits, if any, due Employee following a termination pursuant to this
         Section 3(a) shall be determined in accordance with the plans, policies and practices of Deerfield; PROVIDED, HOWEVER, that Employee shall not participate in any severance plan, policy or program of the Deerfield Companies.

                           (iii) For purposes of this Agreement, "GOOD REASON" shall mean the occurrence of any of the following events: (A) the willful material breach by Deerfield or D&C of any covenant or agreement contained in this Agreement; (B) over the written objection of Employee, any requirement of Deerfield or D&C that Employee be based anywhere more than fifty (50) miles outside of the metropolitan Chicago, Illinois area; (C) the assignment of any duties inconsistent in any material and adverse respect with the duties and responsibilities of Employee contemplated by Section 1(b) of this Agreement and Employee's status as Chairman and Chief Executive Officer of the Deerfield Companies; (D) the delivery by Employee of a "Put Right Notice" (as defined in the D&C LLC Agreement) with respect to 100% of the "Membership Interests" (as defined in the D&C LLC Agreement) held by the "Sachs Affiliated Parties" (as defined in the D&C LLC Agreement) pursuant to Sections 9.11(e)(ii), 9.11(e)(iii)(B), or 9.11(e)(iv) of the D&C LLC Agreement; (E) a Material Company Operating Agreement Breach Event (as defined in the

         D&C LLC Agreement); or (F) the 162(m) Approval is not acquired at or before the 2005 Annual Meeting of Shareholders of Triarc. Notwithstanding the foregoing, "Good Reason" shall not exist with respect to the matters set forth in clauses (A), (B) or (C) above if, after written notice from Employee to the Board specifying the circumstances giving rise to Good Reason under such clause, Deerfield, D&C or Triarc, as the case may be, shall have cured the circumstances giving rise to Good Reason to the reasonable satisfaction of Employee within ten (10) business days after such notice. For purposes of this Section, a good faith determination made by Employee that Good Reason for termination has occurred and has not been adequately cured shall be conclusive and binding.

                           (iv) In addition, effective upon the delivery by Triarc of a "Call Option Notice" (as defined in the D&C LLC Agreement) with respect to 100% of the Membership Interests held by the Sachs Affiliated Parties pursuant to (A) Section 9.10(c)(iv) of the D&C LLC Agreement, in which case Employee shall be deemed to have terminated Employee's employment hereunder for "Good Reason" or (b) Section 9.10(c)(ii)(C) of the D&C LLC Agreement, in which case the Deerfield Companies shall be deemed to have terminated Employee's employment hereunder without Cause.

                  (b)      TERMINATION FOR CAUSE.

                           (i) Employee's employment may be terminated by the Deerfield Companies at any time for Cause following delivery of a Notice of Termination to Employee.

                           (ii) For purposes of this Agreement, "CAUSE" shall mean: (A) the willful material breach by Employee of any covenant or agreement contained in this Agreement; (B) the willful and continued failure of Employee to perform one or more of his material duties as Chief Executive Officer of the Deerfield Companies (other than as a result of death or Disability) where such failure has caused substantial harm to the Deerfield Companies and their subsidiaries (considered as a whole); (C) the occurrence of a Material Sachs Operating Agreement Breach Event (as defined in the D&C LLC Agreement);
         (D) Employee's conviction by a court of competent jurisdiction of (or pleading guilty or no contest to) a felony (or similar equivalent crime under the laws of a non-U.S. jurisdiction); (E) the willful violation (other than as a result of death or Disability) of any written policy, practice or procedure of Deerfield, D&C or Triarc applicable to Employee or of any applicable laws with respect to Deerfield's, D&C's or Triarc's business operations, which violation has had a material adverse effect on the Deerfield Companies and their subsidiaries (considered as a whole) or Triarc; (F) any willful failure to comply with Deerfield's, D&C's or Triarc's written policies regarding insider trading; or (G) engaging in fraud, embezzlement or gross misconduct in the course of Employee's employment hereunder which, in the case of gross misconduct, results in substantial damage to the Deerfield Companies and their subsidiaries (considered as a whole) or Triarc; PROVIDED, HOWEVER, that the commission of any act or omission described in clauses (A), (B) or (E) that is capable of being cured shall not constitute Cause hereunder unless and until Deerfield or D&C shall have provided written notice thereof to Employee specifying in detail the manner in which the Board believes grounds for Cause exist and Employee shall have failed promptly (but in any event within ten
         (10) business days) thereafter to cure such act or omission to the reasonable satisfaction of the Board; PROVIDED FURTHER that the Board must notify Employee of any event constituting Cause within ninety (90) days following the date on which a Triarc Director (as defined in the D&C LLC Agreement) has actual knowledge of its existence or such event shall not constitute Cause under this Agreement. For purposes of this Agreement, no act or failure to act by Employee shall be considered "willful" unless done or omitted to be done by Employee in bad faith and without reasonable belief that Employee's action or omission was in the best interests of the Deerfield Companies and their subsidiaries (considered as a whole) or Triarc. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Deerfield Companies or Triarc shall be conclusively presumed to be done, or omitted by be done, by Employee in good faith and in the best interests of the Deerfield Companies or Triarc, as the case may be.

                           (iii) In the event Employee's employment is terminated pursuant to this Section 3(b), the Deerfield Companies shall pay Employee, in a lump sum (A) within ten (10) days after the date of the Notice of Termination, any earned but unpaid Base Salary through the date of termination, (B) upon the later of (x) ten (10) days following the date of the Notice of Termination or (y) ten (10) days following the Board's receipt of the audited financials for the fiscal year preceding the fiscal year in which the termination occurs, any earned but unpaid bonus for any fiscal year preceding the fiscal year in which the termination occurs. Following such termination, Employee shall have no further rights to any compensation (including any Base Salary or bonus) under this Agreement. All benefits, if any, due Employee following a termination pursuant to this Section 3(b) shall be determined in accordance with the plans, policies and practices of the Deerfield Companies; PROVIDED, HOWEVER, that Employee shall not participate in any severance plan, policy or program of the Deerfield Companies.

                  (c) TERMINATION DUE TO DEATH OR DISABILITY. Employee's employment shall terminate immediately upon Employee's death or, following delivery of a Notice of Termination by Deerfield to Employee, due to Employee's Disability. In the event Employee's employment is terminated pursuant to this Section 3(c), the Deerfield Companies shall pay Employee (or Employee's estate, as the case may be) in a lump sum in cash (i) within ten (10) days after the date of the Notice of Termination, any earned but unpaid Base Salary through the date of termination, (ii) upon the later of (A) ten (10) days following the date of the Notice of Termination or (B) ten (10) days following the Board's receipt of the audited financials for the fiscal year preceding the fiscal year in which the termination occurs, any earned but unpaid bonus for any fiscal year preceding the fiscal year in which the termination occurs and (iii) within ten (10) days after the date of the Notice of Termination, the Base Salary Employee would have received had Employee remained employed with the Deerfield Companies from the date of termination until the first to occur of (x) the first anniversary of the date of such termination or (y) the fifth anniversary of the Effective Date, which Base Salary amount shall be reduced by all amounts Employee is entitled to receive under Deerfield's long term disability policy during the period specified in (x) or (y), as applicable. In addition, the Deerfield Companies shall pay Employee (or Employee's estate, as the case may be) in a lump sum in cash within seventy-five (75) days after the last day of the month in which the date of termination occurs, the Pro Rata Bonus. Following such termination, Employee (or Employee's estate, as the case may be) shall have no further rights to any compensation (including any Base Salary or bonus) under this Agreement. All benefits, if any, due Employee (or Employee's estate, as the case may be) following a termination pursuant to this Section 3(c) shall be determined in accordance with the plans, policies and practices of the Deerfield Companies; PROVIDED, HOWEVER, that Employee (or Employee's estate, as the case may be) shall not participate in any severance plan, policy or program of the Deerfield Companies. For the avoidance of doubt, Employee or Employee's estate or designee, as the case may be, will be entitled to the proceeds from any life insurance or disability insurance policy maintained by the Deerfield Companies as to which Employee or Employee's designee or estate is a beneficiary. For purposes of this Agreement, "DISABILITY" shall mean: Employee's physical or mental incapacity as a result of which Employee is unable for a period of one hundred eighty (180) days during any three hundred sixty-five (365) day period to perform Employee's duties with substantially the same level of quality as immediately prior to such incapacity.

                  (d)      TERMINATION BY EMPLOYEE WITHOUT GOOD REASON.

                           (i) Employee's employment hereunder may be terminated by Employee without Good Reason following delivery of a Notice of Termination at least five (5) business days prior to the date of such termination, and Employee shall be deemed to have been terminated hereunder for "Cause" pursuant to Section 3(b).

                           (ii) Employee's employment hereunder shall be deemed to be terminated by Employee without Good Reason upon the delivery by Employee of a Put Right Notice with respect to 100% of the Membership Interests held by the Sachs Affiliated Parties pursuant to
         Section 9.11(e)(iii)(C) of the D&C LLC Agreement, and Employee shall be entitled to the benefits described under Section 3(b)(iii) hereof.

                  (e) NOTICE OF TERMINATION. Any termination of Employee's employment by the Deerfield Companies (other than the immediate and automatic termination of Employee's employment upon Employee's death) shall be communicated by a written Notice of Termination to Employee or, in the case of a termination by Employee for Good Reason, to the Board, delivered in accordance with Section 8(m). For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and the date of termination, as determined by the Board or, in the case of a termination by Employee for Good Reason, the circumstances alleged to give rise to Good Reason and the date of termination, which date shall be at least five (5) business days following the date on which Employee gives the Notice of Termination to the Board.

                  (f) OBLIGATIONS FOLLOWING NOTICE. If Employee's employment is terminated, Employee shall, prior to the effective date of such termination or as may otherwise be agreed by Deerfield and
         Employee: (i) meet with Employee's supervisors as requested by Deerfield for the purpose of winding up any pending work and providing an orderly transfer of the duties, accounts, customers and/or clients for which Employee has been responsible, identifying key Confidential Information likely to be in Employee's possession, and discussing Employee's future plans for employment in light of Employee's obligations under this Agreement and the D&C LLC Agreement; (ii) promptly deliver to Deerfield all property belonging to Deerfield and any of its Corporate Affiliates, including any and all Confidential Information, equipment (including, without limitation, any cell phones, computers, printers, fax machines, pagers, Personal Digital Assistants, Bloomberg terminals or Travellers and Reuters terminals), automobiles and other property of Deerfield or any of its Affiliates that may be in Employee's possession or under Employee's control, whether at Deerfield's offices, Employee's home or elsewhere, including all such papers, work papers, notes, documents and equipment in the possession of Employee or Employee's counsel and any copies or duplicates thereof, and all originals and copies of papers, notes and documents (in any medium, including computer disks) prepared, received or obtained by Employee or Employee's counsel during the course of Employee's employment with the Deerfield Companies; and (iii) tender his resignation as a director and as Chairman of the Board of D&C, as a director and Chairman of the Board of Directors of Deerfield, as an officer or director of any Affiliate of the Deerfield Companies or Triarc and as an officer or director of Triarc, as the case may be, in each case, effective as of the date of termination.

         4. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a)      "162(M) APPROVAl" shall have the meaning set forth in
         Section 2(b)(iii).

                  (b) "ADDITIONAL BONUS" shall have the meaning set forth in Section 2(b)(iii).

                  (c) "AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with that first Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract, or otherwise. When referencing an "Affiliate" of Deerfield or D&C in this Agreement, the parties specifically acknowledge that such term includes Triarc and its Corporate Affiliates and shall include any Corporate Affiliate that may be organized in the future. A "CORPORATE AFFILIATE" shall mean any Affiliate that is a corporation, limited liability company, partnership, limited partnership, trust or other entity.

                  (d)      "AIRCRAFT" shall have the meaning set forth in
         Section 2(f)(i).

                  (e)      "ANNUAL BONUS" shall have the meaning set forth in
         Section 2(b)(ii).

                  (f)      "BASE SALARY" shall have the meaning set forth in
         Section 2(a).

                  (g)      "BOARD" shall have the meaning set forth in Section
         1.

                  (h)      "BUSINESS TRAVEL" shall have the meaning set forth in
         Section 2(f)(i).

                  (i) "CAUSE" shall have the meaning set forth in Section 3(b)(ii).

                  (j) "CLIENT" shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules: (i) with respect to each such Client, the term shall also include any Persons that, to the Knowledge of Employee, are Affiliates of such Client, directors, officers or employees of such Client or any such Affiliates thereof, or Persons who are members of the Immediate Family of any of the foregoing Persons or Affiliates of any of them; (ii) with respect to any such Client that is a collective investment vehicle (PROVIDED that, for the avoidance of doubt, a 401(k) retirement plan shall not itself be considered a "collective investment vehicle"), the term shall also include any Person who, to the Knowledge of Employee, is an investor or participant in such Client (PROVIDED that, in the case of any collective investment vehicle that is a registered investment company, an investor or participant therein shall not be deemed a "Client" hereunder unless such investor or participant has in the aggregate at least $500,000 under management by Deerfield, D&C and their respective Affiliates (whether through investments in registered investment companies or otherwise)); and (iii) with respect to any such Client that is a trust or similar entity, the term shall include Persons who, to the Knowledge of Employee, are the settler and each of the beneficiaries of such Client and the Affiliates and Immediate Family members of any such Persons.

                  (k) "CODE" shall have the meaning set forth in Section 2(b)(iii).

                  (l) "CONFIDENTIAL INFORMATION" shall mean all proprietary information or data relating to the business of Deerfield or any of its Affiliates to which Employee has access and/or learns prior to or during the Term, including, but not limited to: business and financial information; new product development; formulas, identities of and information concerning Clients, vendors and suppliers; development, expansion and business strategies, plans and techniques; computer programs, devices, methods, techniques, processes and inventions; research and development activities; compilations and other materials developed by or on behalf of Deerfield, D&C or any of their respective Affiliates (whether in written, graphic, audio-visual, electronic or other media, including computer software). Confidential Information also includes information of any third party doing business with Deerfield or any of its Affiliates that such third party identifies as being confidential or that is subject to a confidentiality agreement with such third party. Confidential Information shall not include any information that is in the public domain or otherwise publicly available (other than as a result of a wrongful act of Employee, including a breach of Section 5(b) below), or, to the Knowledge of Employee, a wrongful act of an agent or other employee of Deerfield or any of its Affiliates.

                  (m) "D&C LLC AGREEMENT" shall mean the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC dated as of the date hereof, as amended, supplemented or otherwise modified from time to time.

                  (n)      "DISABILITY" shall have the meaning set forth in
         Section 3(c).

                  (o) "EBITDA" shall have the meaning set forth in Section 2(b)(v).

                  (p)      "GOOD REASON" shall have the meaning set forth in
         Section 3(a)(iii).

                  (q) "IMMEDIATE FAMILY" shall mean, with respect to any individual: such individual's spouse; the descendants (natural or adoptive, of the whole or half blood) of such individual or such individual's spouse; the parents and grandparents (natural or adoptive) of such individual or such individual's spouse; and the descendants of the parents (natural or adoptive) of such individual or such individual's spouse.

                  (r) "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 5(b).

                  (s) "INVESTMENT MANAGEMENT SERVICES" shall mean any services (including sub-advisory services) that involve (a) the management of an investment account or fund (or portions thereof), or a group of investment accounts or funds, of any Person for compensation or (b) the rendering of advice with respect to the investment and reinvestment of assets or funds (or any group of assets or funds) of any Person for compensation (but excluding the rendering of such advice to any subsequent employer of Employee that is not in the business of managing investment accounts or funds or rendering advice to or for the benefit of third parties with respect to investment or reinvestment of assets or funds, where such advice is rendered solely for such employer's own proprietary use and the only compensation received by Employee is in the form of salary, wages or bonus paid by such employer), and, in the case of both (a) and (b) performing activities related or incidental thereto.

                  (t) "KNOWLEDGE OF EMPLOYEE" shall mean Employee's actual knowledge and the knowledge Employee reasonably should have possessed under the circumstances.

                  (u) "MEMBERS" or "MEMBER" shall mean the Persons (or each of them) that are holders of Membership Interests from time to time.

                  (v) "MEMBERSHIP INTERESTS" shall mean the interests in D&C owned by the Members.

                  (w) "NOTICE OF TERMINATION" shall have the meaning set forth in Section 3(e).

                  (x) "PAST CLIENT" shall mean any Person who, to the Knowledge of Employee, had been an advisee or investment advisory customer of, or was otherwise a recipient of Investment Management Services from, Deerfield, D&C or any of their respective controlled

         Affiliates at any time during the one (1) year period immediately preceding the date of termination of Employee's employment, but at such date is not an advisee or investment advisory customer or client of, or recipient of Investment Management Services from, Deerfield, D&C or any of their respective controlled Affiliates.

                  (y) "PERMITTED TRANSFEREE" shall mean any Person to whom a Member transfers Membership Interests in compliance with the terms of the D&C LLC Agreement.

                  (z) "PERSON" or "PERSONS" means any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

                  (aa) "POTENTIAL CLIENT" shall mean any Person to whom Employee or, to the Knowledge of Employee, Deerfield, D&C or any of their respective controlled Affiliates, or any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or Person acting in a similar capacity) of any such Person (acting on their behalf), has, within the one (1) year period prior to the date of termination of Employee's employment, offered (whether by means of a personal meeting or by telephone call, letter, written proposal or otherwise) to provide Investment Management Services, but who is not on the date of termination of Employee's employment an advisee or investment advisory customer of, or otherwise a recipient of Investment Management Services from, Deerfield, D&C or any of their respective controlled Affiliates (directly or indirectly). The preceding sentence is meant to exclude (i) advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events and (ii) "cold calls" and mass-mailing form letters, in each case to the extent not directed towards any particular Person and not resulting in an indication of interest or a request for further information.

                  (bb) "PRESENT CLIENT" shall mean, at any particular time, any Person who, to the Knowledge of Employee, at the time of Employee's employment or thereafter is an advisee or investment advisory customer of, or otherwise a recipient of Investment Management Services from, Deerfield, D&C or any of their respective controlled Affiliates (directly or indirectly).

                  (cc) "PROHIBITED COMPETITION ACTIVITY" shall mean any of the following activities:

                           (i) directly or indirectly, whether as owner, part owner, partner, shareholder, member, director, officer, trustee, financing source, employee, agent or consultant (or Person acting in a similar capacity) for or on behalf of any Person other than Deerfield, D&C or any of their respective controlled Affiliates: (A) diverting or taking away any funds or investment accounts with respect to which Deerfield, D&C or any of their respective controlled Affiliates is performing Investment Management Services; or (B) soliciting any Person to divert or take away any such funds or investment accounts, in each case other than funds of which Employee and/or members of Employee's Immediate Family are the sole beneficial owners, subject to any applicable restrictions relating thereto set forth in any agreement to which Employee or any of Employee's Affiliates is a party; or

                           (ii) directly or indirectly, whether as owner, part owner, partner, shareholder, member, director, officer, trustee, financing source, employee, agent or consultant (or Person acting in a similar capacity) for or on behalf of any Person other than Deerfield or any of its Affiliates, performing any Investment Management Services that are competitive with, are similar to, may be used as substitutes for or may detract from any services of Deerfield, D&C or any of their respective controlled Affiliates, whether such services were performed by Deerfield, D&C or any of their respective controlled Affiliates or by another Person on behalf of Deerfield, D&C or any of their respective controlled Affiliates (PROVIDED that if Employee directly performs Investment Management Services for Employee's own account or a member of Employee's Immediate Family without a fee or other remuneration, Employee shall not be considered to have engaged in a Prohibited Competition Activity solely due to the performance of such Investment Management Services).

                  (dd)     "PRO RATA BONUS" shall have the meaning set forth in
         Section 3(a)(ii).

                  (ee) "SEVERANCE BENEFIT" shall have the meaning set forth in Section 3(a)(ii).

                  (ff) "SUBSTITUTE AIRCRAFT" shall have the meaning set forth in Section 2(f)(i).

                  (gg)     "TERM" shall have the meaning set forth in Section
         1(a).

                  (hh) "TRIARC" shall mean Triarc Companies, Inc. and any entity to which it has assigned its rights, interest and obligations under the Purchase Agreement, together with its successors and assigns.

                  (ii) "VOTING STOCK" means, with respect to any Person, the capital stock or other equity or profits interests of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         5. ALL BUSINESS TO BE THE PROPERTY OF DEERFIELD; ASSIGNMENT OF INTELLECTUAL PROPERTY; CONFIDENTIALITY.

                  (a) Employee agrees that any and all presently existing investment advisory businesses of D&C, Deerfield and their respective controlled Affiliates (including businesses of any of their predecessors), and all businesses developed by D&C, Deerfield, any of their respective controlled Affiliates or any predecessor thereto, including by Employee or any other employee of D&C, Deerfield, any of their respective controlled Affiliates or any predecessor thereto, including, without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by D&C, Deerfield, any of their respective controlled Affiliates or any predecessor thereto, or earned or carried on by Employee for D&C, Deerfield, any of their respective controlled Affiliates or any predecessor thereto, and all trade names, service marks and logos under which D&C, Deerfield, any of their respective controlled Affiliates or any predecessor thereto, do or have done business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of D&C, Deerfield or such controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to D&C, Deerfield or such controlled Affiliate (as applicable). In addition, Employee acknowledges and agrees that the investment performance of the accounts or funds managed by D&C, Deerfield or any of their respective controlled Affiliates, or any predecessor thereto, was attributable to the efforts of the team of professionals at D&C, Deerfield, such controlled Affiliate or such predecessor thereto, and not to the efforts of any single individual or subset of such team of professionals, and that therefore, the performance records of the accounts or funds managed by D&C, Deerfield or any of their respective controlled Affiliates, or any predecessor thereto, are and shall be the exclusive property of D&C, Deerfield or such controlled Affiliate, as applicable (and not of any other Person or Persons), and may not be used by Employee except in the performance of Employee's obligations under this Agreement.

                  (b) Employee acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for Deerfield's predecessors), Employee has had, and will from time to time have, access to Confidential Information, including without limitation, confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("INTELLECTUAL PROPERTY") owned or used in the course of business by D&C,

         Deerfield or any of their respective Affiliates. Employee agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of D&C, Deerfield and their respective Affiliates or as required by court order or by law (after consultation with outside counsel)) any Confidential Information of D&C, Deerfield or any of their respective Affiliates.

                  (c) In accordance with Section 3 of the Illinois Employee Patent Act, Illinois Public Act 83-493, Employee is hereby advised that, notwithstanding any other provision of this Section 5 to the contrary, Employee shall not be required to assign to D&C, Deerfield or any of their respective subsidiaries, any invention, discovery or improvement conceived or made by Employee for which no equipment, supplies, facility or Confidential Information of D&C, Deerfield or any of their respective subsidiaries was used and that was developed exclusively and entirely on Employee's own time unless such invention, discovery or improvement (i) relates to the business or the demonstrably anticipated research or development of D&C, Deerfield or any of their respective subsidiaries or (ii) results from or relates to any work performed by Employee for D&C, Deerfield or any of their respective subsidiaries.

         6.       NON-COMPETITION AND OTHER COVENANTS.

                  (a) Employee agrees that during the Term and (i) in the event of the termination of Employee's employment with the Deerfield Companies by the Deerfield Companies without Cause or by Employee for Good Reason, for the period commencing on the date of Employee's termination hereunder and ending on the first to occur of (x) the third anniversary of the date of such termination or (y) the seventh anniversary of the Effective Date, or (ii) in the event of the termination of Employee's employment with the Deerfield Companies for any other reason (including, without limitation, a termination due to the expiration of the Term on the day preceding the fifth anniversary of the Effective Date), for the period commencing on the date of Employee's termination hereunder and ending on the seventh anniversary of the Effective Date, Employee shall not engage in any Prohibited Competition Activity without the prior written consent of the Board, which consent may (or may not) be provided at the sole discretion of the Board.

                  (b) In addition to, and not in limitation of, the provisions of Section 6(a), Employee agrees, for the benefit of Deerfield, D&C and their respective controlled Affiliates, during the Term and (i) in the event of the termination of Employee's employment with the Deerfield Companies by the Deerfield Companies without Cause or by Employee for Good Reason, for the period commencing on the date of Employee's termination hereunder and ending on the first to occur of
         (x) third anniversary of the date of such termination or (y) the seventh anniversary of the Effective

         Date, or (ii) in the event of the termination of Employee's employment with the Deerfield Companies for any other reason (including, without limitation, a termination due to the expiration of the Term on the day preceding the fifth anniversary of the Effective Date), for the period commencing on the date of Employee's termination hereunder and ending on the seventh anniversary of the Effective Date, Employee shall not, directly or indirectly, whether as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of Employee or any Person other than Deerfield, D&C or their respective Affiliates, without the prior written consent of the Board, which consent may (or may not) be provided at the sole discretion of the Board:

                           (i) provide Investment Management Services to any Person that is a Client; PROVIDED, HOWEVER, that this clause (i) shall not be applicable to Clients who are also members of the Immediate Family of Employee;

                           (ii) solicit or induce, whether directly or indirectly, any Person for the purpose of (A) causing any funds (other than funds of which Employee and/or members of Employee's Immediate Family are the sole beneficial owners) with respect to which Deerfield, D&C or their respective controlled Affiliates provides Investment Management Services to be withdrawn from such management, or (B) causing any Client not to engage Deerfield, D&C or their respective controlled Affiliates to provide Investment Management Services for any additional funds; PROVIDED, HOWEVER, that this clause (ii)(B) shall not be applicable to Clients who are also members of the Immediate Family of Employee;

                           (iii) initiate communication with, whether directly or indirectly, any Clients in connection with Investment Management Services; PROVIDED, HOWEVER, that this clause (iii) shall not be applicable to Clients who are also members of the Immediate Family of Employee;

                           (iv) (A) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, Deerfield, D&C or their respective controlled Affiliates to terminate its, his or her relationship therewith, (B) hire or engage any employee, external researcher or similar agent or consultant, or former employee, external researcher or similar agent or consultant of Deerfield, D&C or their respective controlled Affiliates who was employed by or acted as an external researcher or similar agent or consultant of Deerfield, D&C or their respective controlled Affiliates at any time during the eighteen (18) month period preceding such hiring or engagement of such Person

         (excluding for all purposes of this sentence, secretaries, drivers and persons holding other similar positions); or

                           (v) work in any enterprise, or any division of an enterprise, the business of which enterprise or division, as the case may be, primarily involves the provision of Investment Management Services, with any employee, external researcher or similar agent or former employee, external researcher or similar agent of Deerfield or any of its Affiliates who, to the Knowledge of Employee, was employed by or acted as an agent to Deerfield, D&C or their respective controlled Affiliates at any time during the eighteen (18) month period preceding the termination of Employee's employment (excluding for all purposes of this sentence, secretaries, drivers and persons holding other similar positions).

         Notwithstanding the provisions of Sections 6(a) and 6(b), Employee may make passive personal investments in an enterprise that is competitive with Deerfield, D&C or their respective controlled Affiliates, the shares or other equity interests of which are publicly traded; PROVIDED that Employee's holdings therein, together with any holdings of Employee's Affiliates and members of Employee's Immediate Family, are less than five percent (5%) of the outstanding shares or comparable interests in such entity.

                  (c) Employee and the Deerfield Companies agree that the periods of time and the unlimited geographic area applicable to the covenants of this Section 6 are reasonable in view of (i) the receipt by Employee or any of Employee's Affiliates of consideration for the sale of all or a portion of Employee's or Employee's Affiliates' ownership interest in D&C (including without limitation the resulting transfer of goodwill of D&C associated therewith) pursuant to the Purchase Agreement, (ii) the right of Employee or any of Employee's Affiliates to receive consideration for the sale of all or a portion of Employee's or Employee's Affiliate's ownership interest in D&C pursuant to any put or call provision in the D&C LLC Agreement, (iii) Employee's receipt of the payments specified in Sections 2 and (if applicable) 3 above, (iv) the geographic scope and nature of the business in which Deerfield, D&C and their respective controlled Affiliates are engaged (including Deerfield's predecessors), including the geographic location of its Clients, (v) Employee's knowledge of Deerfield's, D&C's and their respective controlled Affiliates' businesses, (vi) Employee's relationships with Deerfield's, D&C's and their respective controlled Affiliates' investment advisory clients and (vii) Employee's continued employment with the Deerfield Companies and Employee's receipt of other payments and benefits pursuant to this Agreement. However, if such period or such area nonetheless should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such maximum area and during such maximum period of time as are adjudged to be reasonable.

                  (d)      NONDISPARAGEMENT.

                           (i) Employee agrees (on behalf of Employee and Employee's Affiliates) not to make any communication to any third party (including, by way of example and not of limitation, any Client or employee of Deerfield or any of its Affiliates) at any time that would disparage, create a negative impression of or in any way be harmful to the business or business reputation of Deerfield or any of its Affiliates or their respective successors and assigns, and the then current and former officers, directors, shareholders, partners, members, employees, agents and consultants (or Person acting in a similar capacity) of each of the foregoing, other than truthful statements as required by law.

                           (ii) The Deerfield Companies agree (on behalf of Deerfield and its Affiliates, including, without limitation, Triarc) to instruct the members of the board of directors and the senior officers of Deerfield and each of its Affiliates not to make any communication to any third party (including, by way of example and not of limitation, any Client) at any time that would disparage, create a negative impression of, or in any way be harmful to Employee, other than truthful statements as required by law.

         7. REMEDIES UPON BREACH. Employee agrees that any breach of any of the covenants contained in this Agreement by Employee could cause irreparable damage to Deerfield and its Affiliates, and that Deerfield and/or any of its Affiliates (or the successors or assigns of any of them) shall have the right to specific performance and/or an injunction or other equitable relief (in addition to other legal remedies) to enforce or prevent any violation of Employee's obligations hereunder. Nothing in this Agreement shall be construed as limiting Deerfield's, any of its Affiliates' or their successors' or assigns' protections and remedies under any applicable statute or common law cause of action.

         8.       MISCELLANEOUS.

                  (a) SEVERABILITY. Whenever possible, each section, portion and provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any section, portion or provision of this Agreement, however, is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, and a court of competent jurisdiction or an arbitrator cannot modify such section, portion or provision or enforce the modified section, portion or provision, such invalidity, illegality or unenforceability will not affect any other section, portion or provision, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable section, portion or provision had never been contained herein.

                  (b) GOVERNING LAW; JURISDICTION AND VENUE; JURY TRIAL WAIVER. Notwithstanding principles of conflicts of law of any jurisdiction to the contrary, all terms and provisions of this Agreement are to be construed and governed by the internal laws of the State of Illinois. Any and all proceedings relating to this Agreement shall be maintained in either the courts of the State of Illinois or the federal District Courts sitting in Cook County, Illinois or the courts of the state of New York or the federal District Courts sitting in Manhattan, New York; PROVIDED, HOWEVER, that any and all proceedings relating to Section 4, Section 5, Section 6, and, solely as it relates to Section 4, Section 5 or Section 6, Section 7 hereof may be brought by Deerfield in any court of competent jurisdiction, and Employee hereby agrees to submit to the personal jurisdiction of any such courts and not to argue that such courts are FORUM NON CONVENIENS. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

                  (c) POST-TERMINATION COVENANT. Following the termination of Employee's employment for any reason, Employee agrees to cooperate, at the sole expense of the Deerfield Companies, with all reasonable requests by D&C, Deerfield and any of their respective controlled Affiliates at reasonable times and places with respect to any litigation, administrative proceedings or investigation relating to the activities of D&C, Deerfield or any of their respective controlled Affiliates during the period of Employee's employment with the Deerfield Companies including, without limitation, being available for depositions and to be a witness at any trial or proceedings, assisting in preparation of any legal documentation and providing affidavits and any advice or support that D&C, Deerfield or any of their respective controlled Affiliates may reasonably request of Employee in connection with such litigation, proceeding or investigation; PROVIDED that such cooperation shall not unreasonably interfere with Executive's subsequent employment.

                  (d) DISPUTE RESOLUTION. Except to the extent contemplated by Section 8(b) of this Agreement, all disputes arising in connection with Employee's employment hereunder or any rights arising pursuant to this Agreement shall first be settled through discussions and good faith negotiation. If any dispute cannot be settled through such discussions and negotiation, the parties agree to attempt in good faith to settle such dispute by non-binding mediation, before resorting to litigation. The parties agree to evenly split the costs for such mediation and to keep the dispute confidential during the mediation process. The parties shall mutually agree upon a mediator and, in the event the parties cannot so agree, a mediator will be selected by, and the mediation shall be administered by, JAMS (or any successor thereto). Any such dispute that has not been resolved within thirty (30) days of the initiation of the mediation procedure may be thereafter litigated. Oral and written communications between the parties in connection with such mediation proceedings may not be used as evidence in any subsequent litigation between the parties. The mediation proceedings will occur in Cook County, Illinois or Manhattan, New York, as determined by JAMS (or any successor thereto). The language of the mediation shall be in English.

                  (e)      EMPLOYEE'S REPRESENTATIONS AND WARRANTIES.

                           (i) Employee represents and warrants that, except as may be provided by law, Employee is not covered by any employment agreement, covenant-not-to-compete, confidentiality agreement or any other contractual or other obligation that would preclude Employee from entering into this Agreement or performing Employee's obligations under this Agreement.

                           (ii) Employee represents and warrants that Employee has had an opportunity to be represented by legal counsel in connection with this Agreement and has in fact been represented by legal counsel.

                  (f) EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, of or to any breach or default by any party in the performance by such party of such party's obligations to any other party under this Agreement is not a waiver or consent of or to any other breach or default in the performance by such party of the same or any other obligations of such party with respect to such other party. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

                  (g) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the D&C LLC Agreement and the "Purchaser Commitment Letter" (as defined in the Purchase Agreement), constitute the entire agreement between the parties as of the Effective Date and supersedes all previous agreements and understandings between the parties with respect to the subject matter hereof and thereof.

                  (h) FURTHER ASSURANCES. The parties hereto agree to execute and deliver to each other such other documents and to do such other acts and things that the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  (i) TERMINATION OF AGREEMENT; SURVIVAL. This Agreement shall automatically terminate upon a termination of Employee's employment pursuant to the Section 3 or due to the expiration of the Term on the fifth anniversary of the Effective Date. Notwithstanding the foregoing, Sections 3, 4, 5, 6, 7 and 8 shall survive and continue in full force and effect in accordance with their terms following the termination of Employee's employment for any reason.

                  (j) THIRD PARTY BENEFICIARIES; ASSIGNABILITY. Triarc shall be a third-party beneficiary with respect to Sections 4, 5, 6 and 7 of this Agreement. This Agreement and all of the provisions hereof shall inure to the benefit of the Deerfield Companies and to any successor of all or substantially all of the business or assets of the Deerfield Companies. This Agreement shall inure to the benefit of and be binding upon Employee's heirs, executives, administrators and legal personal representatives, but Employee may not assign Employee's rights or obligations hereunder without the prior written consent of the Deerfield Companies.

                  (k) EFFECTIVENESS OF THIS AGREEMENT. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the Effective Date, I.E., if and only if the Transaction is consummated. If the Purchase Agreement is terminated in accordance with its terms, or if the Transaction is not otherwise consummated, then this Agreement shall be of no force or effect.

                  (l) CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no captions had been used in this Agreement.

                  (m) NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed given upon receipt, and may be given by personal delivery, certified mail (return receipt requested), facsimile or nationally recognized overnight courier service.

                  If to Employee:


                  Gregory H. Sachs
                  1890 Robinwood Lane
                  Riverwoods, Illinois  60015

                  If to Deerfield:


                  Deerfield Capital Management LLC
                  8700 West Bryn Mawr Ave., 12 Floor
                  Chicago, Illinois  60631

                  Attention:  General Counsel
                  Fax No.: (773) 380-1695

                  with a copy to:

                  Triarc Companies, Inc.
                  280 Park Avenue
                  New York, New York  10017
                  Attention:  General Counsel
                  Fax No.:  (212) 451-3216

                  If to D&C:

                  Deerfield & Company LLC
                  8700 West Bryn Mawr Ave., 12 Floor
                  Chicago, Illinois 60631

                  Attention:  General Counsel
                  Fax No.: (773) 380-1695

                  with a copy to:

                  Triarc Companies, Inc.
                  280 Park Avenue
                  New York, New York  10017
                  Attention:  General Counsel
                  Fax No.:  (212) 451-3216

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


EMPLOYEE                            DEERFIELD CAPITAL MANAGEMENT LLC



/s/ Gregory H. Sachs                By: /s/ Marvin Shrear
--------------------------------        --------------------------------
Gregory H. Sachs                        Name:  Marvin Shrear
                                        Title: Chief Financial Officer
                                               and Manager

DEERFIELD AND COMPANY LLC



By: /s/ Marvin Shrear
    ------------------------------
    Name:  Marvin Shrear
    Title: Secretary & Treasurer
           and Director